Exhibit 3.64

ARTICLES OF INCORPORATION

OF

SKAGGS PROPERTIES, INC.

WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I – NAME

The name of this corporation is Skaggs Properties, Inc.

ARTICLE II – DURATION

The duration of this corporation is perpetual.

ARTICLE III – PURPOSES

The purpose or purposes for which this corporation is organized are:

a.	To acquire real and personal property wherever located by lease, purchase, exchange, gift, bequest, subscription or otherwise, and to develop, improve, hold, own, mortgage, pledge, hypothecate, lease, sell, assign, convey, transfer, exchange or otherwise dispose of or deal in real and personal property.

b.	To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

c.	To obtain, hold, own, enjoy, grant, sell and assign leases, licenses, franchisee and rights in and to all inventions, trademarks, trade-names and patents.

d.	To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

e.	The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV – STOCK

The aggregate number of shares which this corporation shall have authority to issue is 50,000 shares of no par value stock. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

ARTICLE V – AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

ARTICLE VI – SHAREHOLDER RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terras and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII – CAPITALIZATION

This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares,

ARTICLE VIII – INITIAL OFFICE AND AGENT

The address of this corporation’s initial registered office and the name of its original registered agent at such address is:

Scott Bergeson

P. 0. Box 30658

310 Bearcat Drive

Salt Lake City, Utah 84125

ARTICLE IX – DIRECTORS

The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

L. S. Skaggs	1467 South Main Street
Salt Lake City, Utah 84115

R. L. Shanaman	1467 South Main Street
Salt Lake City, Utah 84115

R. E. Davis	310 Bearcat Drive
Salt Lake City, Utah 84115

ARTICLE X – INCORPORATORS

The name and address of each Incorporator is:

Jack Lunt	800 Walker Bank Building
Salt Lake City, Utah 84111

Larry C. Holman	800 Walker Bank Building
Salt Lake City, Utah 84111

Frederick P. McBrier	800 Walker Bank Building
Salt Lake City, Utah 84111

ARTICLE XI

COMMON DIRECTORS – TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE XII – INDEMNIFICATION

The corporation shall have power to indemnify any person, including present or former directors, officers, employees or agents of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the Business Corporation Act of Utah. Such right of indemnification shall be in addition to all other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or otherwise.

DATED this 1st day of September, 1977.

/s/ Jack Lunt
Jack Lunt

/s/ Larry C. Holman
Larry C. Holman

/s/ Frederick P. McBrier
Frederick P. McBrier

STATE OF UTAH               )

              : ss.

COUNTY OF SALT LAKE)

I, Glen A. WATKINS, a Notary Public, hereby certify that on the 1st day of September, 1977, Jack Lunt, Larry C. Holman and Frederick P. McBrier personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

DATED this 1st day of September, 1977.

/s/ Glen A. Watkins
Notary Public
My Commission Expires:	Residing at Salt Lake City, Utah
9-9-79

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

SKAGGS PROPERTIES, INC.

Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:	The Name of the Corporation is SKAGGS PROPERTIES, INC.

SECOND:	The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on September 7, 1977, in the manner prescribed by the Utah Business Corporation Act:

(Amendments attached as Exhibit “A”)

THIRD:	The number of shares of the corporation outstanding at the time of such adoption was One Thousand (1,000); and the number of shares entitled to vote thereon was One Thousand (1,000).

FOURTH:	The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Common 1,000

FIFTH:	The number of shares voted for such amendment was One Thousand (1,000); and the number of shares voted against such amendments was zero (0).

SIXTH:	The number of shares of each class entitled to vote thereon as a class voted for and against such amendments, respectively, was:

Common 1,000

FOR AGAINST

1,000 -0-

SEVENTH:	The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

No change

DATED January 24, 1979.

SKAGGS PROPERTIES, INC.,
a Utah corporation

By	/s/ Michael Miller
Its President

And	/s/ Scott Bergeson
Its Secretary

EXHIBIT “A”

AMENDMENTS

1. Article I of the Articles of Incorporation, to-wit:

“The name of this corporation is Skaggs Properties, Inc.”,

is hereby deleted and the following is substituted in lieu thereof:

“The name of this corporation is Skaggs Telecommunications Service, Inc.”

2. Article III section (c) to-wit:

“To obtain, hold, own, enjoy, grant, sell and assign leases, licenses, franchises and rights in and to all inventions, trademarks, tradenames and patents.”

is hereby deleted and the following is substituted in lieu thereof:

“To obtain, hold, own, enjoy, grant, sell and assign leases, licenses, franchises and rights in and to all inventions, trademarks, tradenames and patents, and to design, do research, manufacture, develop and market products, to engage and deal in telecommunications and multi-media services and products, their production, transmittal, receiving and sale including the performance of electronic surveillance.”

ARTICLES OF MERGER

OF

SKAGGS TELEPHONE CORPORATION   /00523

INTO

SKAGGS TELECOMMUNICATIONS SERVICE, INC.   074103

Pursuant to the provisions of Section 70 of the Utah Business Corporation Act, as amended, Skaggs Telecommunications Service, Inc., a corporation organized under the laws of the State of Utah (“STS”), and owning all of the issued and outstanding shares of Skaggs Telephone Corporation, a corporation organized under the laws of the State of Utah (“Skaggs Telephone”) hereby execute the following Articles of Merger:

1. Constituent, Surviving Corporations. Skaggs Telephone and STS shall be the constituent corporations to the merger (the “Merger”). STS owns all of the outstanding shares of common stock, $1 par value per share (the “Common Stock”), of Skaggs Telephone, which is the only class of shares of Skaggs Telephone. The Articles of Merger will be filed with the Division of Corporations and Commercial Code of the State of Utah on or after the 30th day following execution of these Articles of Merger, and the Merger shall be effective after the close of business on such date of filing (the “Effective

Time”). At that time, Skaggs Telephone shall be merged into STS and STS shall be the surviving corporation of the Merger. The name, identity, existence, rights, privileges, powers, franchises, properties and asset’s of STS shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of Skaggs Telephone shall cease, all liabilities of Skaggs Telephone shall be assumed by STS, and all of the rights, privileges, powers, franchises, properties and assets of Skaggs Telephone shall be vested in STS.

2. Articles of Incorporation; By-Laws. The Articles of Incorporation and By-Laws of STS in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Articles of Incorporation and By-Laws of STS until further amended as provided therein or by law.

3. Directors. The directors and officers of STS immediately prior to the Effective Time shall continue as the directors and officers of STS for the remainder of their respective terms.

4. Conversion of Stock of Constituent Corporations. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (including all shares of Common Stock owned by STS) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and no cash or security or other property shall be issued in respect thereof.

5. Type of Merger. The Merger is also a complete liquidation of a wholly-owned subsidiary by a parent corporation under the provisions of Section 332 of the Internal Revenue Code.

6. Closing of Transfer Books. At the Effective Time, the transfer books for Common Stock shall be closed, and no transfer of any such shares shall thereafter be made on such books of Skaggs Telephone.

7. The number of outstanding shares of each class of Skaggs Telephone and the number of shares of each class owned by STS is:

Class	No. of Shares Outstanding	No. of Shares Owned by STS
Common	1	1

8. A copy of the plan of merger was mailed and hand delivered to the shareholder of Skaggs Telephone upon the execution of these Articles of Merger.

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Merger to be executed in its name by its President and attested by its Secretary this 14th day of December, 1987.

SKAGGS TELECOMMUNICATIONS SERVICE, INC.

By	/s/ Don L. Skaggs
Don L. Skaggs
President

ATTEST:

/s/ Margaret A. Hayes
Margaret A. Hayes
Secretary

VERIFICATION

STATE OF UTAH	)
	:	ss.
COUNTY OF SALT LAKE	)

On the 14th day of December, 1987 personally appeared before me Don L. Skaggs, who, being by me first duly sworn, declared that he is the President of Skaggs Telecommunications Service, Inc., that he signed the foregoing document as President of Skaggs Telecommunications Service, Inc. and that the statements therein contained are true.

/s/ Marcia D Young
NOTARY PUBLIC
Residing at: Salt Lake City, Utah

My Commission Expires:
June 1, 1991

4382S
BEB

ARTICLES OF AMENDMENT

OF

SKAGGS TELECOMMUNICATIONS SERVICE, INC.

A Utah Corporation

Skaggs Telecommunications Service, Inc. (the “Corporation”), pursuant to Section 16-10a-1006 of the Utah Revised Business Corporation Act, adopts the following Articles of Amendment to the Articles of Incorporation of Skaggs Telecommunications Service, Inc.:

1. The Articles of Incorporation are hereby amended to change the name of the Corporation to:

ASC Media Services, Inc.

2. This amendment to the Articles of Incorporation was approved by the Board of Directors and the sole shareholder who holds 1,000 outstanding shares (as per ct) of the Corporation by a consent in lieu of a meeting dated June 13, 1997.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 13th day of June, 1997.

Skaggs Telecommunications Service, Inc.

/s/ Mark N. Schneider
Mark N. Schneider, Vice President